Forum Energy Technologies Announces
Third Quarter 2014 Results
HOUSTON, TEXAS, October 23, 2014 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2014 revenue of $469 million compared to $390 million for the third quarter 2013. Net income for the quarter was $52 million or $0.54 per diluted share compared to $33 million or $0.35 per diluted share for the prior year period. Excluding $0.02 per share of non-operational items, adjusted diluted earnings per share were $0.52 in the third quarter of 2014. See Table I for a reconciliation of GAAP to non-GAAP financial information.
Third Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea segment revenue in the third quarter 2014 was $307 million, an increase of $59 million, or 24%, from the third quarter 2013. The improved results were primarily due to increased sales of drilling equipment and products driven by newbuild rig orders and the higher rig count in North America. Revenue for downhole completion products was up 36% over the prior year period on greater completions service intensity.
Production & Infrastructure
Production & Infrastructure segment revenue in the third quarter 2014 was $162 million, an increase of $19 million, or 13%, from the third quarter 2013. Pressure pumping consumable product revenue increased 54% from the prior year period. The segment also benefited from higher sales of ball valves and butterfly valves compared to the prior year.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "Forum had a strong third quarter. We had record revenue of $469 million, and record operating income, excluding non-operational items, of $78 million. We are also pleased with the continued sequential improvement of our margins. EBITDA for the quarter, excluding non-operational items, was $95 million, or 20.2% of revenue.

"Our Drilling & Subsea segment third quarter 2014 revenue increased $28 million, or 10%, sequentially primarily due to the strong demand for drilling capital equipment and downhole completion products. Operating income, excluding non-operational items was $58 million, an increase of 15% sequentially.
"The Production & Infrastructure segment experienced a sequential increase in revenue of $12 million, or 8%, compared to the second quarter 2014 on increased sales of pressure pumping consumable products and valves. Operating income, excluding non-operational items, was $30 million, an increase of 11% sequentially.
"Orders continued to show strength in the third quarter at $489 million, 4% above our record revenue.
"Forum expects diluted earnings per share for the fourth quarter 2014 of $0.45 to $0.51, with fewer manufacturing days in the fourth quarter due to holidays."
Recent Events
Forum signed a contract with Vard Holdings Limited to supply eight Perry XLX 150HP work-class remotely operated vehicle systems (ROVs). The ROVs are to be mobilized on newbuild pipeline supply vessels for the joint venture formed by DOF Subsea and Technip for operations in Brazilian waters.
During the third quarter 2014, Forum received orders for fifty-seven Wrangler™ hydraulic catwalks and fifty- five FloorHand™ iron roughnecks.

Conference Call Information
Forum's conference call is scheduled for October 24, 2014 at 9:00 AM CDT. During the call, the Company intends to discuss third quarter 2014 results. To participate in the earnings conference call, please call 888-680-0878 within North America, or 617-213-4855 outside of North America. The access code is 75425397. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 23073000.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,800 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2014	2013	2014
Revenue	$468.8	$390.2	$428.3
Total operating expenses	399.5	337.2	368.4
Earnings from equity investment	6.7	2.9	5.9
Operating income	76.0	55.9	65.8
Other expense
Interest expense	7.7	4.4	7.7
Loss (gain) on foreign exchange and other, net	(5.2)	2.3	3.1
Deferred loan costs written off	—	2.1	—
Profit before income taxes	73.5	47.1	55.0
Provision for income tax expense	21.3	13.9	15.4
Net income	52.2	33.2	39.6
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders (1)	$52.2	$33.2	$39.6

Weighted average shares outstanding
Basic	93.3	91.4	92.6
Diluted	96.2	94.7	95.7

Earnings per share
Basic	$0.56	$0.36	$0.43
Diluted	$0.54	$0.35	$0.41

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Nine months ended September 30,
(in millions, except per share information)	2014	2013
Revenue	$1,301.0	$1,131.1
Total operating expenses	1,115.8	981.7
Earnings from equity investment	18.0	2.9
Operating income	203.2	152.3
Other expense
Interest expense	23.2	10.8
Loss (gain) on foreign exchange and other, net	(0.7)	2.0
Deferred loan costs written off	—	2.1
Profit before income taxes	180.7	137.4
Provision for income tax expense	52.4	42.4
Net income	128.3	95.0
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to common stockholders (1)	$128.3	$95.0

Weighted average shares outstanding
Basic	92.7	90.3
Diluted	95.6	94.5

Earnings per share
Basic	$1.38	$1.05
Diluted	$1.34	$1.01

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$74.1	$39.6
Other current assets	863.6	769.9
Total current assets	937.7	809.5
Property and equipment, net of accumulated depreciation	189.0	180.3
Goodwill and other intangibles, net	1,090.7	1,097.7
Investment in unconsolidated subsidiary	57.2	60.3
Other long-term assets	19.5	21.1
Total assets	$2,294.1	$2,168.9
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$0.9	$1.0
Other current liabilities	291.3	218.9
Total current liabilities	292.2	219.9
Long-term debt, net of current portion	420.4	512.1
Other long-term liabilities	113.4	105.9
Total liabilities	826.0	837.9
Total stockholders’ equity	1,467.5	1,330.4
Noncontrolling interest in subsidiary	0.6	0.6
Total equity	1,468.1	1,331.0
Total liabilities and equity	$2,294.1	$2,168.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2014	2013
Cash flows from operating activities
Net income	$128.3	$95.0
Depreciation and amortization	48.8	44.1
Other, primarily working capital	4.1	25.1
Net cash provided by operating activities	$181.2	$164.2
Cash flows from investing activities
Capital expenditures for property and equipment	$(41.4)	$(44.7)
Proceeds from sale of business, property and equipment	8.8	0.7
Acquisition of businesses, net of cash acquired	(38.3)	(229.8)
Net cash used in investing activities	$(70.9)	$(273.8)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$—	$345.5
Repayment of long-term debt	(91.8)	(235.3)
Payment of contingent consideration	—	(11.4)
Other	16.3	0.5
Net cash provided by (used in) financing activities	$(75.5)	$99.3
Effect of exchange rate changes on cash	(0.3)	(2.6)
Net decrease in cash and cash equivalents	$34.5	$(12.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2014	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013	June 30, 2014
Revenue
Drilling & Subsea	$307.4	$248.4	$279.2	$307.4	$248.4	$279.2
Production & Infrastructure	161.7	142.7	149.4	161.7	142.7	149.4
Eliminations	(0.3)	(0.9)	(0.3)	(0.3)	(0.9)	(0.3)
Total revenue	$468.8	$390.2	$428.3	$468.8	$390.2	$428.3

Operating income
Drilling & Subsea	$57.9	$42.6	$50.3	$57.9	$48.7	$50.4
Operating income margin %	18.8%	17.1%	18.0%	18.8%	19.6%	18.1%
Production & Infrastructure (1)	29.8	21.4	26.6	29.8	22.1	26.9
Operating income margin %	18.4%	15.0%	17.8%	18.4%	15.5%	18.0%
Corporate	(10.2)	(7.5)	(10.7)	(10.2)	(7.1)	(10.4)
Total Segment operating income	77.5	56.5	66.2	77.5	63.7	66.9
Other items not in segment operating income (2)	(1.5)	(0.6)	(0.4)	—	(0.2)	0.3
Total operating income	$76.0	$55.9	$65.8	$77.5	$63.5	$67.2
Operating income margin %	16.2%	14.3%	15.4%	16.5%	16.3%	15.7%

EBITDA (3)
Drilling & Subsea	$74.6	$52.0	$59.5	$70.0	$60.1	$62.3
Percentage of D&S revenue %	24.3%	20.9%	21.3%	22.8%	24.2%	22.3%
Production & Infrastructure	32.8	24.5	30.0	32.9	25.6	30.2
Percentage of P&I revenue %	20.3%	17.2%	20.1%	20.3%	17.9%	20.2%
Corporate	(8.1)	(8.9)	(9.8)	(8.1)	(6.4)	(9.6)
Other items (4)	(1.5)	(0.4)	(0.7)	—	—	—
Total EBITDA	$97.8	$67.2	$79.0	$94.8	$79.3	$82.9
Percentage of total revenue %	20.9%	17.2%	18.4%	20.2%	20.3%	19.4%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue
Drilling & Subsea	$848.4	$679.5	$848.4	$679.5
Production & Infrastructure	453.7	452.8	453.7	452.8
Eliminations	(1.1)	(1.2)	(1.1)	(1.2)
Total revenue	$1,301.0	$1,131.1	$1,301.0	$1,131.1

Operating income
Drilling & Subsea	$155.3	$110.7	$155.4	$116.9
Operating income margin %	18.3%	16.3%	18.3%	17.2%
Production & Infrastructure (1)	80.3	65.6	80.6	66.3
Operating income margin %	17.7%	14.5%	17.8%	14.6%
Corporate	(29.6)	(21.6)	(29.4)	(21.2)
Total Segment operating income	206.0	154.7	206.6	162.0
Other items not in segment operating income (2)	(2.8)	(2.4)	0.4	(0.3)
Total operating income	$203.2	$152.3	$207.0	$161.7
Operating income margin %	15.6%	13.5%	15.9%	14.3%

EBITDA (3)
Drilling & Subsea	$192.2	$141.2	$191.2	$148.7
Percentage of D&S revenue %	22.7%	20.8%	22.5%	21.9%
Production & Infrastructure	88.9	75.2	89.9	76.7
Percentage of P&I revenue %	19.6%	16.6%	19.8%	16.9%
Corporate	(25.3)	(22.0)	(25.2)	(19.5)
Other items (4)	(3.1)	(2.1)	—	—
Total EBITDA	$252.7	$192.3	$255.9	$205.9
Percentage of total revenue %	19.4%	17.0%	19.7%	18.2%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	September 30, 2014			September 30, 2013			June 30, 2014
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$76.0	$97.8	$0.54	$55.9	$67.2	$0.35	$65.8	$79.0	$0.41
% of revenue	16.2%	20.9%		14.3%	17.2%		15.4%	18.4%
Restructuring charges	—	—		6.5	6.5		0.7	0.7
Transaction expenses (2)	1.5	1.5		1.1	1.1		0.7	0.7
Deferred loan costs written off	—	—		—	2.1		—	—
Loss (gain) on foreign exchange, net (3)	—	(4.5)		—	2.4		—	2.5
As adjusted (1)	$77.5	$94.8	$0.52	$63.5	$79.3	$0.44	$67.2	$82.9	$0.44
% of revenue	16.5%	20.2%		16.3%	20.3%		15.7%	19.4%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Includes $0.8 million of transaction expenses within earnings from equity investment in the three months ended September 30, 2013.
(3) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 2 - Adjusting items
	Nine months ended
	September 30, 2014			September 30, 2013
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$203.2	$252.7	$1.34	$152.3	$192.3	$1.01
% of revenue	15.6%	19.4%		13.5%	17.0%
Restructuring charges	0.7	0.7		6.5	6.5
Transaction expenses (2)	2.3	2.3		2.9	2.9
Loss on sale of business	0.8	0.8		—	—
Deferred loan costs written off	—	—		—	2.1
Loss (gain) on foreign exchange, net (3)	—	(0.6)		—	2.1
As adjusted (1)	$207.0	$255.9	$1.36	$161.7	$205.9	$1.11
% of revenue	15.9%	19.7%		14.3%	18.2%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Includes $0.8 million of transaction expenses within earnings from equity investment in the nine months ended September 30, 2013.
(3) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2014	September 30, 2013	June 30, 2014
EBITDA reconciliation (1)
Net income attributable to common stockholders	$52.2	$33.2	$39.6
Interest expense	7.7	4.4	7.7
Depreciation and amortization	16.6	15.7	16.3
Income tax expense	21.3	13.9	15.4
EBITDA	$97.8	$67.2	$79.0

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Nine months ended
(in millions of dollars)	September 30, 2014	September 30, 2013
EBITDA reconciliation (1)
Net income attributable to common stockholders	$128.3	$95.0
Interest expense	23.2	10.8
Depreciation and amortization	48.8	44.1
Income tax expense	52.4	42.4
EBITDA	$252.7	$192.3

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.